Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Beth A. Wozniak, Gary L. Corona and Jon D. Lammers, and each of them individually (so long as each individual is an officer of nVent Electric plc), as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the undersigned’s name as a director of nVent Electric plc to the Registration Statement on Form S-3 relating to the registration of various securities by nVent Electric plc and any amendments (including post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof.

Signature		Title
/s/ Sherry A. Aaholm	February 12, 2026
Sherry A. Aaholm	Date	Director

/s/ Jerry W. Burris	February 11, 2026
Jerry W. Burris	Date	Director

/s/ Susan M. Cameron	February 10, 2026
Susan M. Cameron	Date	Director

/s/ Michael L. Ducker	February 12, 2026
Michael L. Ducker	Date	Director

/s/ Diane Leopold	February 10, 2026
Diane Leopold	Date	Director

/s/ Danita K. Ostling	February 12, 2026
Danita K. Ostling	Date	Director

/s/ Nicola Palmer	February 10, 2026
Nicola Palmer	Date	Director

/s/ Herbert K. Parker	February 11, 2026
Herbert K. Parker	Date	Director

/s/ Greg Scheu	February 12, 2026
Greg Scheu	Date	Director